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                                                                   Exhibit 10.17
                                                                     (Form 10-K)

                              AMENDED AND RESTATED
                           CHANGE IN CONTROL AGREEMENT


         This Amended and Restated Change in Control Agreement ("Agreement") is made by and between Citizens Banking Corporation, a Michigan corporation ("Corporation"), and _____________________("Executive").

         The Corporation and Executive have entered into an Amended and Restated Change In Control Agreement on May 18, 2000 (the "Prior Agreement").

         The Executive has been effective in his service to the Corporation as a key executive employee of the Corporation or a subsidiary bank of the Corporation.

         The Corporation recognizes the valuable services that the Executive has rendered and is desirous of having some assurance that the Executive will continue as an employee and that, in the event of a possible Change in Control of the Corporation, the Executive will be able to perform his duties without undue concern for the Executive's personal financial well-being; and

         The Executive is willing to continue to serve as an employee of the Corporation or a subsidiary bank but desires assurance that in the event of a Change in Control of the Corporation, he will continue to have the responsibility and status he has earned.

         The Corporation and the Executive desire to amend and restate the Prior Agreement in its entirety.

         Accordingly, the Prior Agreement is amended and restated in its entirety as follows:

         1. In order to protect the Executive against the possible consequences of a Change in Control of the Corporation, as defined in paragraph 2 of this Agreement, and thereby to induce the Executive to serve as an officer of the Corporation or a subsidiary bank the Corporation agrees that if (a) there is such a Change in Control of the Corporation and (b) the Executive's employment with the Corporation or a subsidiary bank is terminated under the circumstances described in paragraph 3 of this Agreement, then:

         A. The Corporation shall pay the Executive a lump sum amount in cash equal to the sum of three times the Executive's annual base salary immediately prior to the Change in Control (or if higher, the annual base salary on the date the Executive's employment is terminated) and (ii) the greater of (x) the anticipated bonus amount under the Citizens Banking Corporation Management Incentive Plan to be earned in accordance with the plan in the year in which the termination occurs or (y) the highest bonus paid to the Executive in the last three full calendar years of such employment. The applicable amount shall be payable within 60 days following the date of the Executive's termination of employment.


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         B. The Executive shall continue to be covered, at the Corporation's cost, by the medical, dental and life insurance benefit plans that are in effect on the date of his termination and that cover executive employees, for a period of thirty-six (36) months after his termination of employment; provided, however, that if during such time period the Executive should enter into other employment providing comparable benefits, his participation in such plans of the Corporation shall cease to the extent of his coverage by his new employer's plans. Any such non-cash benefit that is tied to compensation shall be based on the Executive's annual base salary immediately prior to the Change in Control (or if higher, the annual base salary on the date the Executive's employment is terminated).

         C. If the Executive has been furnished with an automobile for business or personal use at the Corporation's expense within the previous 12 months prior to the Change in Control, then the Corporation shall offer that automobile (or one of comparable value) for sale to the Executive at a price equal to the residual lease value or so-called "book value" in the case of a vehicle owned by the Corporation. Similarly, if the Executive was furnished with a club membership, that membership will be transferred by the Corporation to the Executive at no cost to the Executive, who immediately following the transfer shall become subject to monthly dues charges of the club.

         D. All stock options previously granted by the Corporation to the Executive, whether or not then exercisable, shall become immediately vested and exercisable upon the Executive's termination of employment in accordance with the change in control provisions of the Citizens Banking Corporation Stock Option Plan.

         E. For a period of one year following termination of the Executive's employment, the Executive shall be entitled to outplacement services provided by an outplacement service provider designated by the Corporation. The cost of providing the outplacement services shall be borne solely by the Corporation, and shall be equal to the lesser of (i) 10% of the Executive's annual base salary immediately prior to the Change in Control (or, if higher, the Executive's annual base salary as of the date of termination of the Executive's employment) and (ii) $20,000.

         F. If the payment of any of the foregoing amounts or benefits (when added to any other payments or benefits provided to the Executive in the nature of compensation) will result in the payment of an excess parachute payment as that term is defined in Section 280G of the Internal Revenue Code of 1986 ("Code"), then in such event, the Corporation shall pay the Executive an additional amount for each calendar year in which an excess parachute payment is received by the Executive (the "Gross-Up Payment"). The Gross-Up Payment is intended to cover the Executive's liability for any parachute tax under Code
Section 4999 on such excess parachute payment, as well as federal and state income taxes and parachute tax on the additional amount, and shall be computed as follows:

                  A=Pt/(1 - T - t), where -

                  A        is the additional amount for any calendar year,


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                  P        is the amount of the excess parachute payment for the
                           calendar year in excess of the allocable base amount as defined in Code Section 28OG(b)(3),

                  T is the effective marginal rate of federal and state income tax applicable to the Executive for the calendar year; and

                  T        is the rate of parachute tax under Code Section 4999

                  The effective marginal rate of federal and state income tax shall be computed as follows:

                  T = F + S(l - 0.8F) + m, where -

                  F is the highest marginal rate of federal income tax applicable to the Executive for the calendar year, currently 39.5%, and

                  S is the highest marginal rate of state income tax applicable to the Executive for the calendar year in the State of Michigan, currently 4.30%, and

                  m is the employee's portion of the Medicare tax, currently 1.45%.

                  Payment of the Gross-Up Payment shall be made to the Executive on or before December 31 of each calendar year for which an excess parachute payment is received by the Executive.

         G. Subject to the provisions of paragraph G, all determinations required to be made under these paragraph E, F and G, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Ernst & Young, LLP or such other certified public accounting firm reasonably acceptable to the Corporation as may be designated by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Corporation and the Executive within 15 business days of the receipt of notice from the Executive that there has been an excess parachute payment, or such earlier time as is requested by the Corporation. All fees and expenses of the Accounting Firm shall be borne solely by the Corporation. Any determination by the Accounting Firm shall be binding upon the Corporation and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Corporation should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Corporation exhausts its remedies pursuant to paragraph G and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Corporation to or for the benefit of the Executive.

         H. The Executive shall notify the Corporation in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Corporation of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten



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business days after the Executive is informed in writing of such claim and shall apprise the Corporation of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Corporation (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Corporation notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall: (i) give the Corporation any information reasonably requested by the Corporation relating to such claim, (ii) take such action in connection with contesting such claim as the Corporation shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Corporation, (iii) cooperate with the Corporation in good faith in order effectively to contest such claim, and (iv) permit the Corporation to participate in any proceedings relating to such claim; provided, however, that the Corporation shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this subparagraph G, the Corporation shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any perinissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Corporation shall determine; provided, however, that if the Corporation directs the Executive to pay such claim and sue for a refund, the Corporation shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Corporation's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority. (d) If, after the receipt by the Executive of an amount advanced by the Corporation pursuant to this subparagraph G, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Corporation's complying with the requirements of this subparagraph G) promptly pay to the Corporation the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Corporation pursuant to this subparagraph G, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Corporation does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.
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         2.    For purposes of this Agreement, a "Change in Control" shall mean:

         A. The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subparagraph A, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Corporation, (H) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, or.(iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subparagraph C of this paragraph 2; or

         B. Individuals who, as of the date hereof, constitute the Board of Directors of the Corporation (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without written objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or contests by or on behalf of a person other than the Board of Directors of the Corporation; or

         C. Consummation of a reorganization, merger, share exchange or consolidation or sale of other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination: (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 65% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be; (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from the Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of

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the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board immediately prior to the time of the execution of the initial agreement, or of the action of the Board of Directors of the Corporation, providing for such Business Combination; or

         D. Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

         3. Termination of the Executive's employment shall mean the Executive's termination of employment at any time within 3 months prior to, on the date of, or within 24 months after a Change in Control of the Corporation as defined in paragraph 2 of this Agreement either by (a) involuntary dismissal by the Corporation; or (b) the Executive's constructive termination as described in the following sentences of this paragraph 3. If (i) there is a significant reduction in the scope of the Executive's authority or in the extent of his powers, functions, duties or responsibilities, or (ii) the Executive's annual rate of compensation is reduced or fringe benefits, including relocation benefits, are not provided to him on a basis commensurate with other executives of the Corporation and its subsidiary banks, or (iii) there are changes in the Executive's responsibilities for the Corporation which require moving the Executive's job location to a location outside of the lower peninsula of the State of Michigan, then the Executive shall be entitled to give written notice thereof to the Board of Directors of the Corporation. If within 60 days following such notice, the Executive and the Board of Directors of the Corporation do not resolve the Executive's concerns to the satisfaction of the Executive (the Executive's satisfaction or dissatisfaction to be communicated to the Board of Directors of the Corporation in writing within such 60 days), the Executive's employment shall be deemed to be constructively terminated at the end of such 60-day period.

         4. The specific arrangements referred to above are not intended to exclude the Executive's participation in other benefits available to executive personnel of the Corporation generally or to preclude other compensation or benefits as may be authorized by the Corporation's Board of Directors from time to time.

         5. As partial consideration for the above, the Executive agrees not to disclose any confidential information about the Corporation and its operation to which the Executive was privy during the course of his employment by the Corporation. Further, the Executive agrees not to accept employment or consult for or otherwise assist any competitor of the Corporation for a period of 24 months following his termination of employment. For purposes of the foregoing, "competitor" means any financial institution that conducts business from any location within 50 miles of any location at which the Corporation or any subsidiary bank had an office on the day immediately prior to the day on which the Change of Control of the Corporation occurred.

         6. This Agreement shall be binding upon and shall inure to the benefit of the respective successors, assigns, legal representatives and heirs to the parties.


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         7. Any payment or delivery required under this agreement shall be subject to all requirements of the law with regard to withholding, filing, making of reports and the like, and the Corporation shall use its best efforts to satisfy promptly all such requirements.

         8. Notwithstanding anything contained herein to the contrary, this Agreement shall be terminated and no benefits to the Executive shall be payable if, at any time, the Executive shall resign voluntarily (other than as provided in Section 3) , retire at or after normal retirement age, become incapacitated, voluntarily take another position requiring a substantial portion of his time, or die. This Agreement also shall terminate upon termination for cause of the Executive's employment as an officer of the Corporation or any subsidiary bank by the Incumbent Board. For purposes of the foregoing, "termination for cause" means termination due to the Executive's conviction of a felony, a determination that the Executive is guilty of sexual harassment of another employee, the Executive's proven embezzlement from the Corporation or a subsidiary bank, the Executive's gross misconduct or incompetence, the Executive's disclosure of confidential information of the Corporation or intentional assistance of a competitor of the Corporation (as defined in paragraph 5), or any other activity of the Executive which has or may have a material adverse effect on the finances or business reputation of the Corporation or a subsidiary bank.

         9. Any and all disputes, controversies or claims arising out of or in connection with or relating to this Agreement or any breach or alleged breach thereof shall, upon the request of either party, be submitted to and settled by arbitration in the State of Michigan pursuant to the Voluntary Labor Arbitration Rules, then in effect, of the American Arbitration Association (or at any other place or under any other form of arbitration mutually acceptable to the parties involved). The parties hereto specifically agree to arbitrate with the other party in a proceeding with regard to all issues and disputes, and to permit pre-hearing discovery in the time and manner provided by the then applicable Federal Rules of Civil Procedure. This agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law. Notice of the demand for arbitration shall be filed, in writing, with the other party to this Agreement and with the American Arbitration Association. The demand for arbitration shall be made within a reasonable time after the claim, dispute, or other matter in question arose where the party asserting the claim should reasonably have been aware of the same, but in no event later than the applicable Michigan or federal statute of limitations. The arbitrator shall have no power to add to, subtract from, or alter the terms of this Agreement, and shall render a written decision setting forth findings and conclusions only as to the claims or disputes at issue. Any award by the arbitrator shall be final and conclusive upon the parties, and a judgement thereon may be entered in the highest court for the forum, state or federal, having jurisdiction. All expenses of the arbitration process shall be borne by the Corporation. The Corporation shall reimburse the Executive for the reasonable fees of legal counsel as incurred in connection with arbitrating the enforcement of any of the Executive's rights under this Agreement. However, in no event shall the Executive be entitled to retain any fees so reimbursed if the claim brought by the Executive against the Corporation is in the arbitrator's sole determination frivolous or was brought in bad faith, and the Corporation will be entitled to seek repayment from the Executive for such fees after such determination by the arbitrator.

         10. The invalidity or unenforceability of any provision of this Agreement shall not affect the enforceability or validity of any other provision hereof.


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         11. This Agreement constitutes the entire agreement of the parties with respect to the subject matter addressed in this Agreement. This Agreement amends and restates and supersedes and replaces the Prior Agreement in its entirety. This Agreement may be amended only in a written document signed by both the Corporation and the Executive.

         12. This Agreement shall be governed by the laws of the State of Michigan. This Agreement, as amended and restated, has been executed by the parties on and effective as of November 28, 2000.


                                        CITIZENS BANKING CORPORATION
                                        By:
---------------------------------          ------------------------------------
Witness
                                        Its:


                                        EXECUTIVE

-----------------------------           ------------------------------
Witness





Name and Principal Position of Participants:

    Robert J. Vitito       Chairman, President and Chief Executive Officer
    John W. Ennest         Vice Chairman, Treasurer and Chief Financial Officer
    John W. Johnson        President - F&M Bank - Wisconsin
    Wayne G. Schaeffer     Executive Vice President
    James M. VanTiflin     Executive Vice President